EXHIBIT 99.1

For release: March 19, 2008

Contact: Gerald Coggin, Senior VP of Corporate Relations

Phone: (615) 890-2020

NHC to Pay 21 Cents Per Share Dividend

MURFREESBORO, Tenn. -- National HealthCare Corporation (AMEX: NHC; AMEX:  NHC.PR.A), one of the nation’s oldest long-term health care companies, announced today that it will pay a quarterly dividend of 21 cents per common share to shareholders of record on March 31 and payable on June 2, 2008.

NHC operates for itself and third parties 75 long-term health care centers with 9,582 beds. NHC also operates 32 homecare programs, seven independent living centers and assisted living centers at 23 locations. NHC’s other services include managed care specialty medical units, Alzheimer’s units, hospice and a rehabilitation services company. Other information about the company can be found on our web site at www.NHCcare.com.

Statements in this press release that are not historical facts are forward-looking statements.  NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance.  All forward-looking statements represent NHC’s best judgment as of the date of this release.